AMENDED AND RESTATED

OPERATING AGREEMENT

OF

RAFT RIVER ENERGY I LLC

A Delaware Limited Liability Company

As of August 9, 2006

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 6	Conditions Precedent to Funding

Schedule 7	Transfer Plan

Schedule 8	Scheduled REC Income Amounts

Exhibits

Exhibit A	Map of Site

AMENDED AND RESTATED
OPERATING AGREEMENT

                    THIS AMENDED AND RESTATED OPERATING AGREEMENT of RAFT RIVER ENERGY I LLC, a Delaware limited liability company (the “Company”), is dated this 9th day of August, 2006 (the “Effective Date”), and is effective as of the Effective Time (as defined herein), by and among the Company, RAFT RIVER I HOLDINGS, LLC, a Delaware limited liability company, in its capacity as a member (“Member A”), and U.S. GEOTHERMAL INC., an Idaho corporation in its capacity as a member (“Member B”).

RECITALS

                    WHEREAS, the Company was formed by virtue of its Certificate of Formation filed with the Secretary of State of the State of Delaware on August 18, 2005;

                    WHEREAS, prior to the date hereof, the Company has been governed by the Operating Agreement of the Company, effective as of January 4, 2006 (the “Original Operating Agreement”), between Member B and the Company;

                    WHEREAS, the Company was formed for the sole purpose of engaging in the activities and transactions contemplated by the Project Documents, including to acquire, own, maintain, manage, operate, improve, develop, finance, pledge, encumber, mortgage, sell, lease, dispose and otherwise deal with (publicly or privately and whether with unrelated third parties or with affiliated entities) phase I of a geothermal power generation project with 13 MW nameplate to be located on the Site in the Raft River Geothermal Resource Area in Cassia County, Idaho (the “Project”);

                    WHEREAS, pursuant to a Membership Admission Agreement, by and among the Company, Member A and Member B (the “Admission Agreement”), Member A purchased 500 units in the Company on the terms and subject to the conditions set forth in the Admission Agreement and was admitted to the Company as a member of the Company; and

                    WHEREAS, the parties hereto desire for the Original Operating Agreement to be amended and restated as stated herein in order to, among other things, reflect the admission of Member A as a member of the Company and the conversion, as of the Effective Time, of Member A’s 500 units in the Company into 500 Class A Units and Member B’s 500 units in the Company into 500 Class B Units, each having the rights and preferences set forth herein.

                    NOW, THEREFORE, in consideration of the declarations herein contained, the Members and the Company agree as follows:

AGREEMENT

ARTICLE I.
ORGANIZATION OF COMPANY

                    Section 1.1      Organization; Continuation; Compliance.

                    Pursuant to the Delaware Limited Liability Company Act, Title 6 Del. Code §18-101, et seq. (as it may be amended from time to time, the “Act”), the Company was formed on August 18, 2005 by virtue of the filing of its Certificate of Formation with the Delaware Secretary of State. The parties hereby ratify the execution, delivery and filing of the Certificate with the Secretary of State of the State of Delaware by the Initial Member. The Members hereby continue the Company as a limited liability company pursuant to the Act. Each of Member A and Member B shall continue as a member of the Company upon its execution of a counterpart signature page to this Agreement. The affairs of the Company shall be governed by this Agreement and the laws of the State of Delaware.

                    Section 1.2      Name.

                    The name of the Company is Raft River Energy I LLC, or such other name as the Managers may from time to time hereafter designate.

                    Section 1.3      Property of the Company.

                    All business of the Company shall be conducted in the Company name. Company Property shall be deemed to be owned by the Company as an entity, and no Member or Manager, individually or collectively, shall have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Managers may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

                    Section 1.4      Place of Business.

                    The address of the office at which all of the records of the Company shall be kept and principal place of business of the Company shall be 1509 Tyrell Lane, Suite B, Boise, Idaho 83706 or such other place or places as may be determined by the Managers.

                    Section 1.5      Purpose.

                    The purpose of the Company shall be strictly limited to activities and transactions contemplated in the Recitals and all activities necessary, suitable, convenient or incidental thereto.

                    Section 1.6      Powers.

                    The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other Law of the State of Delaware or by this Agreement (if not prohibited by the Act), together with any powers incidental thereto, so far as such powers and privileges are necessary, suitable or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

                    Section 1.7      Registered Agent.

                    The Company’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

                    Section 1.8      Term of Existence.

                    The Company commenced upon the filing of its Certificate with the Secretary of State of the State of Delaware and shall continue indefinitely until such time as it shall be dissolved, wound up and terminated under the provisions of Article XI hereof.

                    Section 1.9      Liability to Third Parties.

                    Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager, officer, employee, representative or agent of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager, officer, employee, representative or agent of the Company.

                    Section 1.10      Separateness Covenants.

                    (a)      The Company shall:

                    (i)      Preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the State of Delaware;

                    (ii)     Not commingle Company Property with those of any Member;

                    (iii)    Maintain books and records for the Company separate from any other Person;

                    (iv)    Conduct the Company’s own business in its own name;

                     (v) Prepare its own financial statements;

                     (vi) Pay the Company’s own liabilities out of its own funds;

                    (vii)   Observe all Company formalities expressly required by this Agreement or the Act;

                    (viii)      Maintain an arm’s-length relationship between the Company, on the one hand, and each Member and any Person affiliated with any Member, on the other hand;

                    (ix)      Not guarantee or become obligated for the debts of any other Person or hold out the Company’s credit as being available to satisfy the obligations of other Persons;

                    (x)      Not acquire obligations or securities of any Member;

                    (xi)    Use stationery, invoices, and checks for all material Company business that separately identifies the Company;

                    (xii)    Not pledge Company Property for the benefit of any other Person or make any loans or advances to any other Person except in accordance with the terms of this Agreement and/or the Project Documents;

                    (xiii)   Identify the Company as a separate entity in all material written undertakings with third parties; and

                    (xiv)    Correct any known misunderstanding as to its status as a separate entity.

                    (b)      Nothing in Section 1.10(a) shall be construed as limiting, restricting or being breached by anything contemplated by Section 6.7 hereof.

ARTICLE II.
DEFINITIONS, RULES OF CONSTRUCTION

                    In addition to terms otherwise defined herein, the following terms are used herein as defined below:

                    “Act” means the Delaware Limited Liability Company Act, and any successor statute, as amended from time to time.

                    “Admission Agreement” has the meaning set forth in the Recitals.

                    “Affiliate” means, when used with reference to a specific Person (or when not referring to a specific Person shall mean an Affiliate of a Member), any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specific Person.

                    “After-Tax Basis” means, for purposes of determining a Member’s after-tax return from its investment in the Company, the return the Member realizes from cash distributions from the Company increased or decreased by increases or decreases in the Member’s Tax liability (or net Tax benefit) resulting from allocations of the Company’s Net Profits and Net Losses. Solely, for this purpose: (i) each Member shall be assumed to be subject to Tax at the highest marginal Federal income tax rate applicable to corporations; (ii) each dollar of Renewable Electricity Production Credits allocated to such Member shall be treated as a dollar of cash distributed to the Member; and (iii) each Member shall be deemed to fully utilize any Net Losses allocated to such Member in the year in which such Net Losses are allocated. Member A’s determination of its After-Tax Basis, as certified in writing by its Tax Manager, shall be conclusive for purposes of this Agreement, absent manifest error.

                    “Agreement” means this Amended and Restated Operating Agreement, which shall govern the operation of the Company and which may be amended or supplemented from time to time in writing only in accordance with this Agreement.

                    “Applicable Law” means, in respect of any Person, all provisions of constitutions, laws, statutes, rules, regulations, treaties, directives, decrees, guidelines, orders and other determinations of any governmental authority or regulatory or self-regulatory body applicable to such Person or any of its property, including without limitation, zoning ordinances and the requirements of all Environmental Laws, environmental permits, all disclosure and other requirements of ERISA, the requirements of OSHA, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or any of its property is subject or bound.

                    “Available Cash” means, for any fiscal period, the excess, if any, of (A) the sum of (1) all cash receipts of the Company during that fiscal period from whatever source and (2) any cash reserves of the Company existing at the start of that fiscal period, less (B) the sum of (1) all cash amounts paid or payable (without duplication) in that fiscal period on account of any expenses of any type whatsoever incurred in connection with the Company’s business (including, but not limited to, capital expenditures, operating expenses, taxes, amortization and interest on any debt of the Company), and (2) any cash reserves maintained consistent with the Operating Budget for the working capital, capital expenditures and future needs of the Company.

                    “Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if one hundred and twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within ninety (90) days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

                    “Book Value” means, for any Company Property, its adjusted basis for Federal income tax purposes, except that the initial Book Value of any asset contributed by a Member to the Company will equal the agreed gross fair market value of the asset, and the Book Value will thereafter be adjusted consistently with Section 1.704 -1(b)(2)(iv)(g) of the Treasury Regulations for revaluations under Section 9.1(b) and for Depreciation for that asset.

                    “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                    “Capital Account” has the meaning set forth in Section 9.1.

                    “Capital Contribution” means, for any Member, the amount of cash and value of other property contributed or deemed contributed to the Company by that Member in accordance with Article VIII.

                    “Certificate of Formation” means the Certificate of Formation of Raft River Energy I LLC filed with the Secretary of State of the State of Delaware on August 18, 2005.

                    “Class A Distribution Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the sum of (a) the Projected Distributable Free Cash with respect to Member A with respect to such Distribution Date and (b) all Projected Distributable Free Cash with respect to Member A with respect to prior Distribution Dates over (2) the sum of (a) all actual Available Cash distributed to Member A with respect to such Distribution Date and (b) all prior Available Cash distributed to Member A with respect to prior Distribution Dates.

                    “Class A Initial Allocation Period” means all Fiscal Years of the Company, commencing with the Fiscal Year in which the Effective Date occurs and ending with and including the Fiscal Year in which the tenth anniversary of the Placed In Service Date.

                    “Class A Managers” has the meaning specified in Section 5.2(a).

                    “Class A Target Yield” shall be realized when Member A has received (1) cash distributions on the Class A Units in an aggregate amount equal to the aggregate Capital Contributions of Member A and (2) additional cash distributions on the Class A Units which, together with the amount of any tax benefits allocated to Member A (whether or not used) resulting from allocations of the Company’s Net Losses (including Renewable Electricity Production Credits), are sufficient to provide Member A with an annualized *** internal rate of return, determined on an After-Tax Basis, with respect to such Capital Contributions (taking into account the timing and amount of such Capital Contributions, cash distributions and allocations, as the case may be).

                    “Class A Units” means the Units designated as the Class A Units, with the rights and preferences specified by this Agreement.

                    “Class B Initial Distribution Amount” means, for any Fiscal Year in the Class B Initial Distribution Period, ***.

                    “Class B Initial Distribution Period” means the 48 calendar month period commencing with the first full calendar month after the Placed In Service Date.

                    “Class B Managers” has the meaning specified in Section 5.2(a).

                    “Class B Units” means the Units designated as the Class B Units, with the rights and preferences specified by this Agreement.

                    “Code” means the Internal Revenue Code of 1986, as amended.

                    “Company Minimum Gain” has the meaning set forth in Sections 1.704 -2(b)(2) and 1.704 -2(d) of the Treasury Regulations for “partnership minimum gain.”

                    “Company Property” means all interests, properties, whether real or personal, assets and rights of any type owned or held by the Company, whether owned or held by the Company at the date of its formation or thereafter acquired.

                    “Confidential Information” means (a) any information (oral or written) furnished by or on behalf of any of the Members concerning it or its owners, members, partners, officers, directors, employees, agents, representatives, advisors or Affiliates, or the Company, (b) any materials prepared in connection with Meetings of the Members or Meetings of the Managers and (c) the Project Documents; provided, that the term “Confidential Information” shall not include any information that (i) was already known by or in the possession of the receiving Person prior to the furnishing of such information by the disclosing Person, (ii) was or is in the public domain (either prior to or after the furnishing of such document or information) through no fault of such receiving Person and not in violation of this Agreement, (iii) was acquired by such receiving Person from another source (if such receiving Person was not aware at the time of such acquisition that such source was under an obligation of confidentiality with respect to such information) or (iv) is independently developed by the receiving Person without use of Confidential Information.

                    “Depreciation” means, for any Fiscal Year, all non-cash deductions allowable under the Code, including all deductions attributable to depreciation or cost recovery with respect to Company Property, including any improvements made thereto and any tangible personal property located therein, or amortization of the cost of any intangible property or other assets acquired by the Company that have a useful life exceeding one year; except that, with respect to any Company Property whose tax basis differs from its Book Value at the beginning of that Fiscal Year or other period, Depreciation means an amount that bears the same ratio to such beginning Book Value as the depreciation, amortization or other cost recovery deduction for such period for such asset for Federal income tax purposes bears to its adjusted tax basis as of the beginning of such Fiscal Year. However, if the Federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year is zero, Depreciation will be determined using any method selected by the Managers, in their sole discretion.

                    “Distribution Date” shall mean the fifteenth day immediately following the end of each Fiscal Quarter and any other day so designated by the Managers (or, if any such day is not a Business Day, then the following Business Day).

                    “Drilling Contract” means the Daywork Drilling Contract, dated as of May 25, 2006, by and between the Union Drilling, Inc. and U.S. Geothermal, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced), which is to be assigned by Member B to the Company as contemplated by the Transfer Plan.

                    “Effective Time” has the meaning set forth in the Admission Agreement.

                    “Energy Sales Agreement” means the Firm Energy Sales Agreement, dated as of December 29, 2004, between Idaho Power Corporation and Member B (as may be amended, restated, supplemented, otherwise modified or replaced), which is to be assigned by Member B to the Company as contemplated by the Transfer Plan.

                    “EPC Contract” means the Engineering, Procurement and Construction Contract, dated as of December 5, 2005, between Ormat Nevada, Inc. and Member B (as may be amended, restated, supplemented, otherwise modified or replaced), which is to be assigned by Member B to the Company as contemplated by the Transfer Plan.

                     “First Distribution Period” means the period beginning on (and including) the Effective Time and ending on (and including) the last day of the fiscal quarter during which Member A has realized the Class A Target Yield.

                    “Fiscal Quarter” has the meaning set forth in Section 6.6.

                    “Fiscal Year” has the meaning set forth in Section 6.6.

                    “GAAP” means United States generally accepted accounting principles as in effect from time to time.

                    “Guarantee” means any guarantee, credit support, assurance against loss or similar obligation of the Company with respect to an obligation of any other Person.

                    “Indebtedness” means (i) any obligation of the Company for borrowed money and any obligation of the Company evidenced by bonds, debentures, notes or other similar instruments; and (ii) any capitalized lease liability of the Company (to the extent required by GAAP to be included on the balance sheet of the Company).

                    “Initial Member” means Member B.

                    “Interconnection Agreement” means the Interconnection and Wheeling Agreement, dated as of March 9, 2006, by and between the Company and Raft River Rural Electric Cooperative, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced).

                    “Lien” means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or otherwise), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                    “Majority Vote” means, (i) with respect to actions to be taken by Members, the affirmative vote or consent of Members holding, in aggregate, more than 50% of the Units then outstanding, and (ii) with respect to actions to be taken by the Managers, the affirmative vote or consent of Managers holding more than 50% of the Manager Voting Interests.

                    “Manager Voting Interests” means, with respect to (i) each Class A Manager, one (1) vote and (ii) each Class B Manager, one (1) vote.

                    “Master Services Agreements” means (i) the Master Service Agreement, dated as of June 26, 2006, by and among the Company, Baker Hughes Oilfield Operations, Inc. and Baker Petrolite Corporation, (ii) the Master Service Agreement, dated as of July 17, 2006, by and between the Company and Weatherford International, Inc., (iii) any other master services agreement that the Company may enter into with respect to contracting work, services, supplies and equipment rental in furtherance of or pertaining to development of the Facility and (iv) any agreement entered into under a master agreement referred to in clause (i), (ii) or (iii).

                    “Member” means, at any time, any Person to whom Units are issued by the Company in exchange for capital contributions in such amounts and at such times as determined by the Managers and any Person who then owns a Unit and is admitted as a Member in accordance with this Agreement.

                    “Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Liability, equal to the Company Minimum Gain that would result if such Member Nonrecourse Liability were treated as a Nonrecourse Liability, determined in accordance with Section 1.704 -2(i)(3) of the Treasury Regulations.

                    “Member Nonrecourse Liability” has the meaning set forth in Section 1.704 -2(b)(4) of the Treasury Regulations for “partner nonrecourse liability”.

                    “Net Losses” has the meaning set forth in Section 9.2(a).

                    “Net Profits” has the meaning set forth in Section 9.2(a).

                    “Nonrecourse Deductions” has the meaning set forth in Sections 1.704 -2(b)(1) and 1.704 -2(c) of the Treasury Regulations.

                    “Nonrecourse Liability” has the meaning set forth in Section 1.704 -2(b)(3) of the Treasury Regulations.

                    “Notification; Notice” means a notice permitted or required to be given to any Person hereunder. Each such Notification or Notice must be given in the manner provided in Section 14.13.

                    “O&M Agreement” means that certain Management Services Agreement, dated as of the date hereof, between the Company and the Operator.

                    “Operating Budget” has the meaning set forth in Section 5.17.

                    “Operator” means Raft River Services, LLC, in its capacity as Operator of the Project, and any successor operator appointed from time to time in accordance with this Agreement and the O&M Agreement.

                    “Party” means each party to this agreement.

                    “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

                    “Phase II” has the meaning set forth in Section 5.13.

                    “Pipeline Construction Contract” means the Construction Contract, dated as of May 22, 2006, by and between the Company and IBI d/b/a Industrial Builders (as may be amended, restated, supplemented, otherwise modified or replaced).

                    “Placed In Service Date” is the date that the Facility is “placed in service” for Federal income tax purposes under Section 45 of the Code.

                    “Power Line Construction Contract” means the Construction Contract for Well Distribution Lines, dated as of May 16, 2006, by and between the Company and Raft River Rural Electric Cooperative, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced).

                    “Power Transmission Agreement” means the Service Agreement for Point-to-Point Transmission Service, dated as of June 24, 2005, by and between the United States of America, Department of Energy (acting by and through the Bonneville Power Administration) and U.S. Geothermal, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced), which is to be assigned by Member B to the Company as contemplated by the Transfer Plan.

                    “Project” has the meaning set forth in the Recitals.

                    “Project Documents” means the following documents: this Agreement, the Admission Agreement, the O&M Agreement, the Drilling Contract, the Energy Sales Agreement, the EPC Contract, the Interconnection Agreement, the Master Services Agreements, the Pipeline Construction Contract, the Power Line Construction Contract, the Power Transmission Agreement, the Project Permits, the REC Sale Agreement, the Revolver Agreement, the Site Leases and any other contracts to which the Company is or becomes party to in connection with the Project.

                    “Project Permits” means all of the permits listed on the Transfer Plan.

                    “Projected Distributable Free Cash” means, for any Distribution Date, the amount set forth on Schedule 4.

                    “REC Income” means proceeds realized from the sale or transfer of: (i) characteristics or attributes of energy generated by the Project such as renewable or “green” characteristics, including pursuant to the REC Sale Agreement; or (ii) emission allowances, along with any governmental payments or subsidies (other than Renewable Electricity Production Credits).

                    “Renewable Electricity Production Credits” means any qualifying tax credits claimed by Member A under Section 38 of the Code with respect to electricity produced and sold by the Company from geothermal energy at a qualified facility as described in Section 45 of the Code.

                    “REC Sale Agreement” means that Renewable Energy Credit Purchase and Sale Agreement, dated as of July 29, 2006, by and between the Company and Holy Cross Energy, a Colorado cooperative electric association, with respect to the sale and purchase of Renewable Electricity Production Credits.

                    “Revolver Agreement” means that certain Revolving Credit Agreement, dated as of the date hereof, between U.S. Geothermal and the Company.

                    “Second Distribution Period” means the period beginning on (and including) the first day after the last day of the First Distribution Period and ending on (and including) the date that is on the twentieth anniversary of the Placed In Service Date; provided that during such twenty year period, Member B has achieved for one complete Fiscal Quarter more than 30 MW of total net electrical generation capacity from geothermal resources in the United States under its ownership or control (or has put such owned or controlled geothermal resources to an alternative use for one complete Fiscal Quarter that a third party financial or engineering firm, or other independent qualified expert (the identity of whom is to be agreed upon by Member A and Member B, and failing such agreement within thirty (30) days from the time that Member B proposes such an alternative use, that a “Big Four” accounting firm) agrees is as good or better, from a financial perspective for Member B, than ownership or control of more than 30 MW of total net electrical generation capacity); provided, further, that in the event that the standard in the first proviso is not met within such twenty (20) year period, the Second Distribution Period will end on (and include) the first date following the twentieth anniversary of the Placed In Service Date upon which the standard in the first proviso is met.

                    “Site” means the project site located in Cassia County, Idaho, approximately 40 miles southeast of Burley, the county seat. The project site encompasses 660 acres, divided into two parcels, both located in Township 15 South Range 26 East, Boise Meridian. The first parcel, which contains the office complex and three geothermal production wells, is 240 acres and is located in Sections 22 and 23. The second parcel, 320 acres, is located in Section 25 and contains one production well and two injection wells. The company also holds seven additional leases. The first parcel covers 160 acres and includes the RRGE#2 geothermal production well. The second parcel encompasses private geothermal rights. This description of the Site is qualified by reference to the map of the Site attached hereto as Exhibit A.

                    “Site Leases” means all of the leases listed on the Transfer Plan.

                    “Tax Correspondence” means all written and oral communications from the Internal Revenue Service (or other taxing authority) relating to any item of income, gain, loss or deduction arising with respect to any activities or assets of the Company, whether communicated with respect to an audit or otherwise.

                    “Tax Matters Member” has the meaning set forth in Section 6.7(a).

                    “Taxable Year” has the meaning set forth in Section 6.7(f)(i).

                    “Third Distribution Period” means the period beginning on (and including) the first day after the Second Distribution Period.

                    “Transfer Plan” means the plan attached as Schedule 7 hereto pursuant to which certain assets and contracts will be transferred or assigned by Member B to the Company.

                    “Treasury Regulations” means the Federal income tax regulations issued by the U.S. Treasury Department under the Code, as in effect on the date hereof.

                    “Unit” means, with respect to any Member at any time, the ownership interest of such Member in the Company at such time. Such interest includes, without limitation, (a) all rights of a Member to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds under this Agreement and (b) all management rights, voting rights and rights to consent. Each Unit shall represent a 1% ownership interest in the Company.

                    Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and other gender, masculine, feminine or neuter, as the context requires. References to any act, statute or regulation means such act, statute or regulations as amended at the time and include any successor legislation or regulations. References to any agreement or instrument means such agreement or instrument as amended or modified from time to time in accordance therewith and herewith. For purposes of this Agreement, unless the context clearly requires otherwise, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (b) the word “or” is not exclusive and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof. Except as otherwise stated, reference to Articles, Sections, Schedules, Exhibits and Annexes mean the Articles and Sections of, and the Schedules, Exhibits and Annexes to, this Agreement. The Schedules, Exhibits and Annexes hereto are hereby incorporated by reference into and shall be deemed a part of this Agreement.

ARTICLE III.
MEMBERS

                    Section 3.1      Members.

                    The Members of the Company as of the Effective Time are Member A and Member B, and the addresses of, and other information needed for purposes of providing notice to, such Members are as set forth on Schedule 1, which shall be revised from time to time as needed in order to keep such information current. As of the Effective Time, there are no other

Members of the Company and no other Person has any right to take part in the ownership of the Company.

                    Section 3.2      Membership Interest; Units.

                    (a)      Each Member shall be entitled to the number and class of Units set forth opposite such Member’s name on Schedule 1. The Company shall not issue any certificates evidencing any Units.

                    (b)      Each Unit shall constitute a “security” within the meaning of, and governed by, Article 8 of (i) the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (6 Del. C. § 8-101, et seq.) (the “UCC”), and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and its Unit for all purposes shall be personal property. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall control.

                    Section 3.3      Authority of Members.

                    Other than as may be authorized by the Managers, no Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

ARTICLE IV.
MEETINGS OF MEMBERS

                    Section 4.1      Place of Meetings.

                    All meetings of Members shall be held at the principal office of the Company or at such other place as may be designated by the Managers or by the Members calling the meeting.

                    Section 4.2      Meetings.

                    (a)      An annual meeting of Members for the transaction of such business as may properly come before the meeting shall be held at such place, on such date and at such time as the Managers shall determine.

                    (b)      Special meetings of Members for any proper purpose of purposes may be called at any time by any Manager or by the holders of a majority of either of the Class A Units or Class B Units then outstanding.

                    Section 4.3      Notice.

                    A Notification of all meetings, stating the place, date and time of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting to each Member.

                    Section 4.4      Waiver of Notice.

                    Attendance of a Member at a meeting shall constitute a waiver of Notification of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notification of a meeting may also be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the Notification of the meeting but not so included, if the objection is expressly made at the meeting.

                    Section 4.5      Quorum.

                    The presence, either in person or by proxy, of Members holding at least a majority of the outstanding Units of each class is required to constitute a quorum at any meeting of the Members.

                    Section 4.6      Voting.

                    (a)      All Members shall be entitled to vote on any matter submitted to a vote of the Members. Members may vote either in person or by proxy at any meeting. Each Member shall be entitled to one (1) vote for each Unit held by such Member.

                    (b)     With respect to any matter other than a matter for which the affirmative vote of Members owning a specified percentage of the Units is required by the Act, the Certificate of Formation or this Agreement, the affirmative Majority Vote of the Members at a meeting at which a quorum is present shall be the act of the Members.

                    (c)      Notwithstanding any other provision contained in this Agreement to the contrary, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by the Company, or any officer or Manager on behalf of the Company, in each case without the approval of Members holding at least (A) 51% of the Class A Units then outstanding and (B) 51% of the Class B Units then outstanding, each class voting or consenting, as the case may be, separately, with respect to any of the following:

                    (i)      any amendment, termination, modification or waiver of any provisions of this Agreement;

                    (ii)     the redemption or other acquisition of any Units by the Company;

                    (iii)    any split, combination or reclassification of any Units or other limited liability company interests in the Company then outstanding;

                    (iv)      the incurrence of any Indebtedness, the creation of any Lien or the issuance of any Guarantee by the Company; provided, however, that this clause (iv) shall not apply to (A) any incurrence of Indebtedness under the Revolver Agreement during the First Distribution Period or (B) any other incurrence of Indebtedness, creation of any Lien or issuance of any Guarantee during the First Distribution Period or the Third Distribution Period if (1) the Member which would hold a minority of the applicable voting rights (absent this clause (iv)) is given the right to review the applicable documents, and to consult with and make suggestions to the other Member (such suggestions to be reasonably considered by such other Member) in connection with such Indebtedness, Lien or Guarantee (as the case may be) and (2) the Member which would hold a majority of the applicable voting rights (absent this clause (iv)) enters into an agreement or other arrangement with the other Member pursuant to which such other Member is fully compensated for the economic cost of any reduction in amounts distributed to it hereunder which are attributable to debt service expenses relating to such Indebtedness; and provided further that, unless otherwise agreed by the holders of the Class B Units, any Indebtedness incurred prior to the beginning of the Third Distribution Period shall state that it matures, or is prepayable without penalty, at or prior to the beginning of the Third Distribution Period;

                    (v)      filing or consenting to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to the Company, or the institution of any proceedings with respect to the Company under any applicable insolvency law or otherwise seeking relief with respect to the Company under any laws relating to the relief from debts or the protection of debtors generally;

                    (vi)     seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its properties;

                    (vii)    making any assignment for the benefit of the creditors of the Company;

                    (viii)   the engagement in any activities not contemplated or permitted by

Section 1.5;

                    (ix)     the engagement in any transaction or entry into any agreement with any Member or Affiliate of any Member, or the amendment, modification or waiver of any provisions of any transactions or existing agreements with any Member or any Affiliate of any Member; provided, however, that this clause (ix) shall not apply to (A) entry into any transaction or agreement listed on Schedule 2 or (B) during the Third Distribution Period, entry into any transaction or agreement, or any amendment, modification or waiver of any transaction or agreement, with any Member or Affiliate of a Member if (1) the terms of such agreement, transaction, amendment, modification or waiver are no less favorable to the Company than could be obtained by it at the relevant time in arm’s-length dealings with a Person that is not a Member, an Affiliate of a Member or an Affiliate of the Company, and (2) each of the Members shall have been given written notice of such agreement, transaction, amendment, modification or waiver (and the terms thereof) at least 15 Business Days prior thereto;

                    (x)      the sale, lease or other disposition by the Company of any material portion of the Company Property; provided, however, that this clause (x) shall not apply to any sale of Company Property during the Third Distribution Period if such sale (1) is for cash, (2) is for no less than fair market value (determined pursuant to an appraisal conducted by an independent expert with respect to the market for similar property (the cost of which shall be borne by Member B) at a time no more than ninety (90) days prior to such sale date) and (3) is not made to any Affiliate of Member B;

                    (xi)     the amendment, modification or waiver of any provision of the O&M Agreement or the appointment of a replacement Operator; provided, however, that this clause (xi) shall not apply to (1) any termination of the O&M Agreement in accordance with its terms, or (2) prior to the Third Distribution Period, appointment of any replacement of the Operator upon or following a termination of the O&M Agreement by the Company pursuant to Section 9.2 of the O&M Agreement;

                    (xii)    the termination, amendment, modification or waiver of, or any consent under any Project Document; provided, however, that this clause (xii) shall not apply to (A) any termination, amendment, modification or waiver of, or any consent under, the O&M Agreement or any other agreement between the Company and Member B or any Affiliate of Member B or (B) any amendment or modification of any other Project Document to the extent that the O&M Agreement expressly permits the Operator to make such amendment or modification with out the consent of the Company;

                    (xiii)   the appointment or hiring of any officer or employee; or

                    (xiv)    the agreement to do any of the foregoing.

                    Section 4.7      Conduct of Meetings.

                   The Managers shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article IV, the conduct of voting, the validity and effectiveness of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managers shall designate a Person to serve as chairperson of any meeting and shall further designate a Person to take minutes of any meeting. The chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice, other than announcement of the time and place of the adjourned meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

                    Section 4.8      Action by Written Consent.

                    Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held pursuant to this Article IV. No prior notice from the signing Members to the Company or other Members shall be required in connection with the use of a written consent pursuant to this Section 4.8. Notification of any action taken by means of a written consent of Members shall, however, be sent within a reasonable time after the date of the consent by the Company to all Members who did not sign the written consent, but in any event, such Notification shall be sent no later than five (5) Business Days after such action is taken.

                    Section 4.9      Proxies.

                    A Member may vote either in person or by proxy executed in writing by the Member. A facsimile, telegram, telex, cablegram or similar transmission by the Member or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 4.9. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Company before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers who shall decide all questions touching upon the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairperson of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.

ARTICLE V.
MANAGEMENT OF THE COMPANY

                    Section 5.1      Management of Business.

                    Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Management Committee. Each of the Managers is hereby designated a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

                    Section 5.2      Number and Election of Managers.

                    (a)      At all times that this Agreement remains in effect, the Management Committee shall consist of four Managers of the Company. During the First Distribution Period, the Managers of the Company shall be elected as follows: (i) three (3) Managers shall be elected by the holders of the Class A Units voting separately as a class and (ii) one (1) Manager shall be elected by the holders of the Class B Units voting separately as a class. The initial Managers of the Company shall be as set forth on Schedule 3. During the Second Distribution Period, the Managers of the Company shall be elected as follows: (i) two (2) Managers shall be elected by the holders of the Class A Units voting separately as a class and (ii) two (2) Managers shall be elected by the holders of the Class B Units voting separately as a class. During the Third Distribution Period, the Managers of the Company shall be elected as follows: (i) one (1) Manager shall be elected by the holders of the Class A Units voting separately as a class and (ii) three (3) Managers shall be elected by the holders of the Class B Units voting separately as a class References herein to the “Class A Managers” mean the Managers elected by the holders of the Class A Units and references herein to the “Class B Managers” means the Managers elected by the holders of the Class B Units.

                    (b)      In any election of Managers, each Member shall vote its respective Units in such manner as necessary to cause the election of the Managers designated in accordance with the provisions of Section 5.2(a). There shall be no cumulative voting with respect to the election of Managers.

                    Section 5.3      General Powers of Managers; Activities.

                    (a)      Except as may otherwise be expressly provided in this Agreement, the Managers shall have complete and exclusive discretion in the management and control of the business and affairs of the Company, including the right to make and control all ordinary and usual decisions concerning the business and affairs of the Company. The Managers shall, subject to Section 4.6(c), possess all power, on behalf of the Company, to do or authorize the Company or to direct the officers of the Company, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

                    (b)      The Managers shall devote so much of their time to the affairs of the Company and the conduct of the Company business as they, in their sole judgment, shall reasonably determine to be required and shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein.

                    Section 5.4      Limitations on Powers of Managers.

                    The enumeration of powers in this Agreement shall not limit the general or implied powers of the Managers or any additional powers provided by law.

                    Section 5.5      Place of Meetings.

                    Meetings of the Managers may be held either within or without the State of Delaware at whatever place is specified in the call of the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. The Managers shall designate one of the Managers to be the chair of the Management Committee, and the chair will preside at meetings of the Managers.

                    Section 5.6      Regular Meetings.

                    The Managers shall meet at least once per Fiscal Year. No notice need be given to Managers of regular meetings for which the Managers have previously agreed upon a time and place for the meeting.

                    Section 5.7      Special Meetings.

                    Special meetings of the Managers may be held at any time upon the request of the Chief Executive Officer of the Company (if any) or any Manager. A Notification of any special meeting shall be sent to the last known address of each Manager at least five (5) Business Days in advance of the meeting. Notification of the time, place and purpose of such meeting may be waived in writing before or after such meeting and shall be equivalent to the giving of a Notification. Attendance of a Manager at such meeting shall also constitute a waiver of Notification thereof, except where such Manager attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the Notification or waiver of Notification of such meeting.

                    Section 5.8      Quorum of and Action by Managers.

                    The presence, in person or by proxy, of at least one (1) Manager elected by the holders of the Class A Units voting separately as a class and at least one (1) Manager elected by the holders of the Class B Units voting separately as a class shall constitute a quorum for the transaction of business at any meeting of the Managers. Except as otherwise expressly set forth in this Agreement, any action to be taken or approved by the Managers hereunder must be taken or approved by the Managers, and any action so taken or approved shall constitute the act of the Managers.

                    Section 5.9      Compensation.

                    The Managers shall serve without compensation. Managers shall be entitled to reimbursement for their reasonable out-of-pocket expenses incurred in attending any meeting.

                    Section 5.10      Resignation and Removal.

                    Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Company. Any Managers serving as such by designation of specified class of Members pursuant to Section 5.2 may be removed, either for or without cause, only upon the affirmative vote of such class of Members.

                    Section 5.11      Vacancies.

                    If any Manager ceases to serve as such, his replacement shall be elected by the holders of Units entitled to elect such former Manager pursuant to the procedures set forth in Section 5.2.

                    Section 5.12      Action by Written Consent.

                    Any action that may be taken at a meeting of the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by all of those Persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of Managers at a meeting duly called and held. No notice shall be required in connection with the use of a written consent pursuant to this Section 5.12.

                    Section 5.13      Other Business.

                    The Managers and Members may engage in or possess an interest in other business ventures of every kind and description, independently or with others, including, without limitation, the development, construction and operation of a separate geothermal power generation project near the Project (referred to herein as “Phase II”). Neither the Company nor any Member shall have any right, by virtue of this Agreement or the Company relationship created hereby, in or to such other ventures or activities of the Managers or any other Member or any of their respective Affiliates, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

                    Section 5.14      Standard of Care; Liability.

                    NOTWITHSTANDING ANY PROVISION TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT, TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE MANAGEMENT COMMITTEE OR ANY MEMBER HAS ANY DUTIES (FIDUCIARY OR OTHERWISE) AND LIABILITIES RELATING THERETO TO THE COMPANY OR ANOTHER MEMBER OF THE COMPANY, (A) NEITHER THE MANAGEMENT COMMITTEE NOR ANY MEMBER SHALL BE LIABLE TO THE COMPANY OR THE OTHER MEMBERS FOR ACTIONS TAKEN BY THE MANAGEMENT COMMITTEE, ANY MEMBER OR ANY OF THEIR AFFILIATES IN RELIANCE UPON THE PROVISIONS OF THIS AGREEMENT, (B) EACH MANAGER IS EXPRESSLY PERMITTED TO SERVE AS A MANAGER OR DIRECTOR OF ANY OTHER ENTITY, INCLUDING OTHER ENTITIES IN THE SAME OR SIMILAR INDUSTRIES, (C) EACH MEMBER AND EACH MANAGER IS PERMITTED TO EXPLORE AND DEVELOP BUSINESS OPPORTUNITIES OUTSIDE OF THE COMPANY, EVEN IF SUCH OPPORTUNITIES MAY COMPETE WITH THE ACTIVITIES OF THE COMPANY, (D) NO MANAGER OR MEMBER IS REQUIRED, BY VIRTUE OF THEIR POSITION AS A MANAGER OR MEMBER, TO PRESENT BUSINESS OPPORTUNITIES IN THE GEOTHERMAL INDUSTRY OR UTILIZING GEOTHERMAL RESOURCES TO THE MANAGEMENT COMMITTEE OR THE COMPANY BEFORE PURSUING SUCH OPPORTUNITIES IN ANY CAPACITY OR ON BEHALF OF ANY OTHER ENTITY, AND

(E) THE DUTIES (FIDUCIARY OR OTHERWISE) OF THE MANAGEMENT COMMITTEE, EACH MANAGER AND EACH MEMBER ARE INTENDED TO BE MODIFIED AND LIMITED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND NO IMPLIED COVENANTS, FUNCTIONS, RESPONSIBILITIES, DUTIES, OBLIGATIONS OR LIABILITIES SHALL BE READ INTO THIS AGREEMENT, OR OTHERWISE EXIST AGAINST THE MANAGEMENT COMMITTEE OR ANY MEMBER.

                    Section 5.15      Appointment and Authority of Officers.

                    Subject to Section 4.6(c)(xiii), the Management Committee shall have the right to appoint officers of the Company. The scope of any such officer’s power and authority shall be as expressly set forth in a resolution of the Managers, and no officer shall have greater power or authority than the Management Committee. Without the requisite prior approval of the Members in respect thereof, no officer shall, on behalf of the Company, authorize, engage in or enter into any of the transactions or actions specified in Section 4.6(c). The Management Committee shall have the right to modify or limit the authority of, or remove, and officer of the Company at any time, either for or without cause.

                    Section 5.16      Execution of Company Documents.

                    When the taking of such action has been authorized by the Managers, the President of the Company or any other person specifically authorized by the Managers, as the case may be, may execute any contract, agreement, instrument, certificate or other document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any document, certificate or instrument, including without limitation any (i) certificate of amendment to the Company’s Certificate of Formation, (ii) one or more restated certificates of formation, (iii) certificate of merger or consolidation or (iv) upon the dissolution and completion of winding up of the Company, certificate of dissolution.

                    Section 5.17      Operating Budget.

                    The annual budget of the Company and any modification, amendment or supplement thereto shall be established for each year pursuant to the O&M Agreement (the “Operating Budget”).

ARTICLE VI.
BOOKS AND RECORDS; TAX MATTERS

                    Section 6.1      Bank Accounts; Investments.

                    Capital Contributions, revenues and any other Company funds shall be deposited by the Company in a bank account established in the name of the Company, or shall be invested by the Company, at the direction of the Managers, in furtherance of the purpose of the Company set forth in Section 1.5. No other funds shall be deposited into Company bank accounts or commingled with Company investments. Funds deposited in the Company’s bank accounts may be withdrawn only to be invested in furtherance of the Company’s purposes, to pay Company debts or obligations or to be distributed to the Members pursuant to this Agreement.

                    Section 6.2      Records Required by Act; Right of Inspection.

                    (a)      During the term of the Company’s existence and for a period of four (4) years thereafter, there shall be maintained in the Company’s principal office all records required to be kept pursuant to the Act, including a current list of the names, addresses and Units held by each of the Members (including the dates on which each of the Members became a Member), copies of this Agreement and the Certificate of Formation, including all amendments or restatements, and correct and complete books and records of account of the Company.

                    (b)      On written request, a Member may examine and copy, at any reasonable time, for any purpose reasonably related to such Member’s interest as a Member of the Company, and at the Member’s expense, records required to be maintained under the Act and such other information regarding the business, affairs and financial condition of the Company as is reasonable for the Member to examine and copy. Upon written request by any Member made to the Company at the address of the Company’s principal office, the Company shall provide to the Member without charge true copies of this Agreement and the Certificate of Formation and all amendments or restatements.

                    Section 6.3      Books and Records of Account.

                    The Company shall maintain adequate books and records of account that shall be maintained on the accrual method of accounting and on a basis consistent with GAAP and appropriate provisions of the Code, containing, among other entries, a Capital Account for each class of Units held by each Member. The Company shall also maintain books for the purpose of registering the transfer of Units.

                    Section 6.4      Other Information Rights.

                    The Company shall furnish to each Member:

                    (a)      Within twenty (20) days after the end of each calendar month and forty-five (45) days after the end of each calendar quarter (other than for the month and calendar quarter ending simultaneously with the end of the Company’s Fiscal Year), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of changes in cash flow of the Company for such month and for the current Fiscal Year to the end of such month setting forth in comparative form the Company’s financial statements for the corresponding periods for the prior Fiscal Year, if any, including a comparison to the then current budget, all in reasonable detail.

                    (b)      Within ninety (90) days after the end of each Fiscal Year, an audited balance sheet of the Company as of the end of such year and audited statements of income and of changes in cash flow of the Company for such year, including comparisons to the corresponding periods in prior years, prepared in accordance with GAAP consistently applied.

                    (c)      No later than sixty (60) days prior to the start of each new Fiscal Year, the Operating Budget approved by the Management Committee, which Operating Budget shall be in reasonable detail and contain a projected financial statement for such fiscal year on a monthly basis, and operating goals for the Project, and promptly after preparation from time to time, any revisions to the forecasts contained therein.

                    (d)      Notice of any noncompliance by the Company with any Applicable Law that could reasonably be likely to have a material adverse affect on the business, assets, financial condition, prospects or results of operations of the Company.

                    (e)      Any other financial or other information available to the officers of the Company as any Member reasonably requests.

                    Section 6.5      Audits.

                    The fiscal year-end financial statements to be delivered pursuant to Section 6.4(a) shall be audited. The audit shall be performed by PricewaterhouseCoopers LLP or such other accounting firm approved by the Management Committee.

                    Section 6.6      Fiscal Year.

                    The fiscal year of the Company shall be as required under the Code (the “Fiscal Year”). Initially the Fiscal Year shall be the period commencing on the day following the last Friday of November and ending on the last Friday of November of the next succeeding calendar year. Each Fiscal Year shall consist of four quarters (each, a “Fiscal Quarter”) ending on the last Friday in February, May, August and November of each fiscal year.

                    Section 6.7      Tax Matters.

                    (a)      Member A is hereby designated Tax Matters Member for the Company in accordance with the definition of “tax matters partner” set forth in Section 6231 of the Code and shall be so designated in each Federal information return filed on behalf of the Company in the First Distribution Period and the Second Distribution Period; Member B is hereby designated Tax Matters Member for the Company, with respect to Taxable Years commencing during the Third Distribution Period only, in accordance with the definition of “tax matters partner” set forth in Section 6231 of the Code and shall be so designated in each Federal information return filed on behalf of the Company in the Third Distribution Period. The Member so designated for the Company at any time shall be referred to herein as the “Tax Matters Member”. The Tax Matters Member shall not be liable to the Company or any Member or Affiliate of the Company or any Member for any act or omission taken or suffered by it in such capacity in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the Company and shall, to the fullest extent permitted by law, be indemnified by the Company in respect of any claim based upon such act or omission; provided, however, that such act or omission does not constitute gross negligence, fraud or willful misconduct.

                    (b)      The Tax Matters Member shall promptly deliver to each Member copies of all written Tax Correspondence and shall promptly advise each Member of the content of any substantive verbal Tax Correspondence. The Tax Matters Member shall use all reasonable efforts to provide each Member and its attorneys the opportunity to attend any such conversations, and shall keep each Member advised of all developments with respect to any proposed adjustments that come to the Tax Matters Member’s attention. In addition, the Tax

Matters Member shall (x) provide to each Member draft copies of any substantive correspondence or filing to be submitted by the Tax Matters Member to the IRS (or other taxing authority), including, without limitation, with respect to any tax contest (a “Written Submission”), at least 14 Business Days prior to the date the Written Submission is required to be submitted, (y) shall consider in good faith changes or comments to the Written Submission requested by other Members, and shall consult with such other Members with respect to such changes and comments; provided, however, that if the Tax Matters Member and the other Members, acting reasonably, cannot agree on the changes or comments to the Written Submission, the Tax Matters Member’s changes or comments shall control, and (z) shall provide to each Member a final copy of the Written Submission. The Tax Matters Member shall provide each Member with notice reasonably in advance of any scheduled meetings or conferences (including telephone conferences) with respect to any tax contest, and such other Members and their counsel will have the right to attend any such scheduled meetings or conferences. The Tax Matters Member will take such reasonable actions, including providing powers of attorney, as may be necessary for each Member and its counsel to attend such meetings and conferences. Each Member shall provide the Tax Matters Member with written comments to drafts of Written Submissions delivered pursuant to this Section 8.1(b) within seven (7) Business Days of receipt of such drafts. Each Member shall be deemed to have no comments if the Tax Matters Member has not received such Member’s written comments within seven (7) Business Days of receipt of such drafts.

                    (c)      The Tax Matters Member agrees that it will not take the following actions without each Member’s consent (such consent not to be unreasonably withheld, delayed or conditioned):

                    (i)      Settling or proposing a settlement with the IRS regarding a tax contest;

                    (ii)      Terminating an extension of the statute of limitations regarding the Company’s tax year;

                    (iii)    Seeking technical advice or otherwise involving IRS personnel outside the audit team or using procedures (e.g., a Pre-Filing Agreement or Industry Issue Resolution Program) outside the normal audit procedures with respect to a tax contest; and

                    (iv)     If a tax contest results in a deficiency, choosing the forum for appeals or litigation, and settling or proposing a settlement for such a controversy.

                    (d)      At the Company’s expense, the Tax Matters Member shall cause Ernst & Young LLP (or such other “Big Four” accounting firm mutually acceptable to Member A and Member B) to prepare the Federal income tax returns for the Company and all other tax and information returns of the Company, including state and local tax returns. The Tax Matters Member may extend the time for filing any such tax returns as provided for under applicable statutes. Each Member shall provide such information, if any, as may be reasonably needed by such accounting firm for purposes of preparing such tax returns, provided that such information is readily available from regularly maintained accounting records. At least thirty (30) days prior to filing the Federal and state income tax returns and information returns of the Company, the Tax Matters Member shall deliver to the Members for their review a copy of the Company’s Federal and state income tax returns and information returns in the form proposed to be filed for each Taxable Year, and shall incorporate all reasonable changes or comments to such proposed tax returns and information returns requested by Members at least ten days prior to the filing date for such returns. Notwithstanding the foregoing, in the event the Tax Matters Member and another Member have a disagreement with respect to such tax returns, such disagreement, to the extent the parties are not able to reach agreement, shall be resolved by Ernst & Young LLP or another “Big Four” accounting firm mutually acceptable to Member A and Member B, whose costs shall be shared equally by Member A and Member B and whose determination shall be final. After taking into account any such changes described above, the Tax Matters Member shall cause the Company to timely file, taking into account any applicable extensions, such tax returns. Within twenty (20) days after filing such Federal and state income tax returns and information returns of the Company, the Tax Matters Member shall cause the Company to deliver to each Member a copy of the Company’s Federal and state income tax returns and information returns as filed for each Taxable Year, together with any additional tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income tax returns.

                    (e)      The Operator, to the extent that Company funds are available, shall cause the Company to pay any taxes payable by the Company (it being understood that the expenses of preparation and filing of the tax returns, and the amounts of taxes, are expenses of the Company and not of the Tax Matters Member); provided that the Tax Matters Member shall not be required to cause the Company to pay any tax so long as the Company (under the direction of the Tax Matters Member as described above) is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Company.

                    (f)      To the extent that the Company may, or is required to, make elections for Federal, state or local income or other tax purposes, such elections shall be made by the Tax Matters Member. The Tax Matters Member agrees to cause the Company to make the following elections for tax purposes:

                    (i)      To adopt an annual accounting period ending on the last Friday in November as its taxable year (the “Taxable Year”), unless otherwise required by law;

                    (ii)     To adopt the accrual method of accounting;

                    (iii)    To compute the allowance for depreciation utilizing the shortest life and fastest method permissible under the Modified Accelerated Cost Recovery System or other applicable depreciation system, for tax purposes only;

                    (iv)     To amortize organization expenditures, if any, over a sixty (60) month period in accordance with Code Section 195(b) and any similar state statute;

                    (v)      To amortize start-up expenditures, if any, over a sixty (60) month period in accordance with Code Section 709(b) and any similar state statute;

                    (vi)     To make such other elections as it may deem advisable to reduce Company taxable income to the maximum extent possible and to take deductions in the earliest Taxable Year possible; and

                    (vii)    To make the election provided under Code Section 754 and any corresponding provision of applicable state law at the request of any Member.

                    (g)      To the extent permitted by law, the Members agree to report their tax items with respect to, and arising from, their interests in the Company in a manner that is consistent with the Company’s tax returns.

                    (h)      Notwithstanding any other provisions of this Agreement, the provisions of this Section 6.7 shall survive the dissolution of the Company or the termination of any Member’s interest in the Company and shall remain binding on all Members for a period of time necessary to resolve with the Internal Revenue Service (“IRS”) or any applicable state or local taxing authority all matters (including litigation) regarding the U.S. Federal, state and local income taxation, as the case may be, of the Company or any Member with respect to the Company.

                    (i)      The Company shall take all steps necessary to be treated as a partnership for U.S. federal income tax purposes. The Company shall not make an election or take any action that would cause the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provision of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such election or action. No election shall be made for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any provision of any state or local tax laws.

                    (j)      It is the intent of the Members that the Company and the Company Property be managed so as to ensure that the Members of the Company shall be entitled to claim the Renewable Electricity Production Credits provided under Sections 38(b)(8) and 45 of the Code with respect to all electricity sold by the Company during the 10-year period set forth in Section 45(a)(2)(A)(ii) of the Code in proportion with their allocation of Net Profits and Net Losses under Article IX. No Member shall act in any manner that is inconsistent with the allocation of the Renewable Electricity Production Credits set forth in this Agreement.

                    (k)      The Company and Member B hereby represent, warrants and covenant to Member A as follows:

                    (i)      At all times prior to the date hereof, the Company will have had a single owner and will not have made an election to be treated as a corporation under Treasury Regulations Section 301.7701 -3;

                    (ii)     Member B will not claim an energy credit under Section 48 with respect to the operations of the Company;

                    (iii)   Neither Member B nor the Company has or will receive: (a) any grants from the United States, a State, or a political subdivision of a State for use in connection with the transactions contemplated hereby; (b) proceeds of an issue of State or local government obligations used to provide financing for the transactions contemplated hereby the interest on which is exempt from tax under Section 103; (c) any subsidized energy financing provided (directly or indirectly) under a Federal, State or local program provided in connection with the transactions contemplated hereby; or (d) any credit allowable with respect to any property or business in connection with the transactions contemplated hereby (other than the Renewable Energy Production Credits);

                    (iv)      Member B expects to have adequate assets, other than its interest in the Company, to satisfy its obligations, if any, under Section 9.2(f)(ii) of this Agreement; and

                    (v)      Neither Member B nor the Company is directly or indirectly related to the Idaho Power Company in any capacity.

ARTICLE VII.
RESTRICTIONS ON TRANSFERABILITY; ADMISSION OF NEW MEMBERS

                    Section 7.1      Transfers.

                    (a)      Member A may sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (a “Transfer”) all or any of its Units without the approval of any other Member; provided, however, that if any such Transfer is to be made during the First Distribution Period prior to the full funding of the Capital Contributions contemplated to be made by Member A pursuant to Section 8.1, such Transfer may only be made if (i) Member A remains obligated with respect to such Capital Contributions, or (ii) Member B has consented in writing to such Transfer (which consent may not be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, Member A may not Transfer all or any of its Units to a Competitor unless (1) the O&M Agreement has been terminated in accordance with its terms or (2) neither Member B nor any Affiliate of Member B is the Operator.

                    (b)      Member B shall not Transfer any Class B Unit except as provided in this Section 7.1(b). During the First Distribution Period, Member B may sell its Class B Units with the written consent of Member A, which consent may be given or withheld, conditioned or delayed, by Member A in its sole discretion; provided, however, that if neither Member B nor any of its Affiliates is then acting as the Operator of the Project, then Member B may sell its Class B Units with the written consent of Member A, which consent shall not be unreasonably withheld, delayed or conditioned. At any time after the First Distribution Period, Member B may sell its Class B Units with the written consent of Member A, which consent shall not be unreasonably withheld, delayed or conditioned.

                    Section 7.2      Admission of Transferee as Member.

                    A transferee of a Unit desiring to be admitted as a Member must execute and deliver to the Company a counterpart of, or an agreement adopting, this Agreement, in form and substance satisfactory to the Company. Subject to compliance with Section 7.1, upon such execution and delivery, such transferee shall be admitted as a Member and the transferee shall have, to the extent of the Unit transferred, the rights and powers and shall be subject to the restrictions and liabilities of a Member under this Agreement, the Certificate of Formation and the Act. The transferee shall also be liable, to the extent of the Unit transferred, for the unfulfilled obligations, if any, of the transferor Member to make Capital Contributions, but shall not be obligated for liabilities unknown to the transferee at the time such transferee was admitted as a Member and that could not be ascertained from this Agreement. Whether or not the transferee of a Unit becomes a Member, the transferor Member shall not be released from any liability to the Company under this Agreement, the Certificate of Formation or the Act.

                    Section 7.3      Admission of Additional Members.

                    Additional Members of the Company may only be added if the addition of any such proposed additional Member is approved in writing, prior to such admission, by all of the then-existing Members and, in each such case, such proposed additional Member satisfies the requirements of Section 7.2. All Units issued following the date hereof shall be either Class A Units or Class B Units, or a new class of Units, as shall be agreed at such time among the Members.

ARTICLE VIII.
CAPITAL OF THE COMPANY

                    Section 8.1      Capital Contributions on or Prior to the Effective Time.

                    Member A and Member B have made the following Capital Contributions in the aggregate amounts set forth below prior to or on the Effective Time:

Member	Capital Contribution (Cash)
Member A	$ 100
Member B	$ 5,000,000

Member	Capital Contribution (Property)
Member A	$ 0
Member B	$ 882,803

                    Section 8.2      Further Required Capital Contributions.

                    Following the Effective Time, Member A irrevocably agrees to make the Capital Contributions in the amounts and on the dates indicated on Schedule 5 attached hereto (each a “Capital Call”); provided, that Member A shall not be required to make any Capital Call until each of the conditions precedent identified on Schedule 6 attached hereto have been satisfied or waived by Member A; and, provided, further, that Member B may reallocate the amounts indicated on Schedule 5 among the scheduled times (so long as the aggregate amount of Capital Calls made by Member A and scheduled to be made by Member A does not exceed $34,170,000) by giving written notice to Member A at least ten (10) Business Days prior to the date scheduled for a Capital Call.

                    Following the Effective Time, Member B shall make or cause to be made all of the transfers listed in the Transfer Plan under the heading “Transfer Required” as Capital Contributions of property, to be valued as described in Section 8.4.

                    Neither Member A nor Member B shall be obligated to make any Capital Contributions other than such Member’s Capital Contribution set forth in Section 8.1 and this Section 8.2. Each Party agrees that no additional Capital Contributions or Capital Calls may be made without the consent of all Parties to this Agreement.

                    Section 8.3      Return of Capital Contributions.

                    Except as otherwise provided herein or in the Act, no Member shall have the right to withdraw, or receive any return of, all or any portion of such Member’s Capital Contribution.

                    Section 8.4      In-Kind Contributions.

                    The fair market value of contributions of property, other than cash, made under this Article VIII shall be the value agreed upon by the Members.

                    Section 8.5      Interest.

                    No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.

                    Section 8.6      Loans From Members.

                    Loans by a Member to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amounts of any such advances shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company Property in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in Section 12.2.

ARTICLE IX.
CAPITAL ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS

                    Section 9.1      Capital Accounts.

                    (a)      The Company shall maintain a capital account for each Member in accordance with Section 704 of the Code and the Treasury Regulations thereunder (each, a “Capital Account”). Each Member’s Capital Account as of the Effective Date will equal its Capital Contributions made under Article VIII as of such date.

                    (b)      The Capital Account of each Member will be increased by (i) the amount of any cash and the agreed Book Value of any property (net of liabilities encumbering the property), as of the date of contribution, contributed as a Capital Contribution to the capital of the Company by that Member upon the agreement of all of the parties to this Agreement, as contemplated by Section 8.2, (ii) the amount of any Net Profits allocated to that Member, (iii) any items of income specially allocated to that Member under this Article IX, (iv) that Member’s pro rata share (determined in the same manner as that Member’s share of Net Profits pursuant to Section 9.2) of income of the Company that is exempt from tax. The Capital Account of each Member will be decreased by (i) the amount of any Net Losses allocated to that Member, (ii) the amount of distributions to that Member, (iii) any deductions specially allocated to that Member under this Article IX, and (iv) that Member’s pro rata share (determined in the same manner as that Member’s share of Net Losses pursuant to Section 9.2) of any other expenditures of the Company that are not deductible in computing Company Net Profits or Net Losses and which are not chargeable to capital account. In all respects, the Member’s Capital Accounts will be determined in accordance with the detailed capital accounting rules set forth in Section 1.704 -1(b)(2)(iv) of the Treasury Regulations and will be adjusted upon the occurrence of certain events as provided in Section 1.704 -1(b)(2)(iv)(f) of the Treasury Regulations.

                    (c)      A transferee of all (or a portion) of a Unit will succeed to the Capital Account (or portion of the Capital Account) attributable to the transferred Interest.

                    Section 9.2      Profits and Losses.

                    (a)      The net profits and net losses of the Company (“Net Profits” and “Net Losses”) will be the net income or net loss (including capital gains and losses and percentage depletion deductions under Section 613 of the Code), respectively, of the Company determined for each Fiscal Year in accordance with the accounting method followed for federal income tax purposes, except that in computing Net Profits and Net Losses, all depreciation and cost recovery deductions will be deemed equal to Depreciation and gains or losses will be determined by reference to Book Value rather than tax basis. Whenever a proportionate part of the Net Profits or Net Losses is allocated to a Member, every item of income, gain, loss, deduction or credit entering into the computation of such Net Profits or Net Losses or arising from the transactions with respect to which such Net Profits or Net Losses were realized will be credited or charged, as the case may be, to such Member in the same proportion; except that “recapture income,” if any, will be allocated to the Members who were allocated the corresponding Depreciation deductions.

                    (b)      If any Member transfers all or any part of its Interest during any Fiscal Year or its Interest is increased or decreased, Net Profits and Net Losses attributable to that Interest for that Fiscal Year (except as otherwise provided below) will be apportioned between the transferor and transferee or computed as to such Members, as the case may be, in accordance with the method selected by the Managers, as long as such apportionment is permissible under the Code and applicable regulations thereunder.

                    (c)      During each Fiscal Year during the First Distribution Period (and in any event until the end of the Class A Initial Allocation Period, if longer than the First Distribution Period), Net Profits or Net Losses shall be allocated *** to Member A and *** to Member B.

                    (d)      Subject to, and after giving effect to, Section 9.2(f), during each Fiscal Year after the end of the period described in Section 9.2(c), Net Profits and Net Losses shall be allocated as follows:

                    (i)      Net Profits for any Fiscal Year shall be allocated in the following order and priority:

          (A)      First, Net Profits shall be allocated to the Members in an amount equal to the excess, if any, of (x) the cumulative Net Losses allocated to each Member pursuant to Section 9.2(d)(ii) for all prior Fiscal Years beginning after the period described in Section 9.2(c), over (y) the cumulative Net Profits allocated to each such Member pursuant to this Section 9.2(d)(i)(A) for all such prior Fiscal Years. Such amounts shall be allocated among the Members in proportion to previous allocations of Net Losses so as to offset such allocations of Net Losses that have not been previously offset by allocations pursuant to this Section 9.2(d)(i)(A), in reverse order to that in which such Net Losses were originally allocated.

          (B)      Second, any remaining Net Profits shall be allocated to the Members in an amount equal to the excess, if any, of (x) the cumulative distributions to Members of Available Cash pursuant to Section 10.1(c) for the current Fiscal Year and all prior Fiscal Years beginning after the end of the period described in Section 9.2(c), over (y) the cumulative Net Profits allocated to Members pursuant to this Section 9.2(d)(i) for all such prior Fiscal Years. Such amounts shall be allocated among the Members in proportion to their relative cumulative distributions for which allocations have not previously been made pursuant to this Section 9.2(d)(i)(B).

          (C)      Third, in all Fiscal Years during the Second Distribution Period, any remaining Net Profits shall be allocated *** to Member A and *** to Member B.

          (D)      Fourth, in all Fiscal Years during the Third Distribution Period, any remaining Net Profits shall be allocated *** to Member B and *** to Member A.

                    (ii)      Net Losses for any Fiscal Year shall be allocated in the following order and priority:

          (A)      First, Net Losses shall be allocated to the Members in an amount equal to the excess, if any, of (x) the cumulative Net Profits allocated to each Member pursuant to Section 9.2(d)(i)(C) or (D) for all prior Fiscal Years beginning after the period described in Section 9.2(c), over (y) the cumulative Net Losses allocated to each Member pursuant to this Section 9.2(d)(ii)(A) for all such prior Fiscal Years. Such amount shall be allocated among the Members in proportion to previous allocations of Net Income so as to offset previous allocations of Net Income not previously offset by allocations pursuant to this Section 9.2(d)(ii)(A), in reverse order to that in which such Net Income was previously allocated.

          (B)      Second, any remaining Net Losses shall be allocated to the Members in proportion to and to the extent of the Members’ positive Capital Account balances.

          (C)      Third, in all Fiscal Years during the Second Distribution Period, any remaining Net Losses shall be allocated *** to Member A and *** to Member B.

          (D)      Fourth, in all Fiscal Years during the Third Distribution Period, any remaining Net Losses shall be allocated *** to Member B and *** to Member A.

                    (e)      Notwithstanding anything to the contrary in Sections 9.2(a), (b), (c) and (d) hereof, if and to the extent the Tax Matters Member determines that an allocation of depreciation, depletion or other item of tax loss or deduction to Member A would cause Member A’s Capital Account to fall below zero (or, if Member A’s Capital Account is less than zero before such allocation, would increase the amount by which Member A’s Capital Account is less than zero), only the portion of such item or items that can be allocated to Member A without causing Member A’s Capital Account to fall below zero (or to increase the amount by which Member A’s Capital Account is less than zero) shall be allocated to Member A. The remainder of any such item or items shall be allocated to Member B.

               (f)      Notwithstanding Sections 9.2(c), (d) and (e) hereof,

                    (i)      For federal income tax purposes (but not for purposes of crediting or charging Capital Accounts), Depreciation or gain or loss realized by the Company with respect to any property that was contributed to the Company or that was held by the Company at a time when the Book Value of the Company Property was adjusted in accordance with the third sentence of Section 9.1(b) will, in accordance with Section 704(c) of the Code and Sections 1.704 -1(b)(2)(iv)(d) and (f) of the Treasury Regulations, be allocated among the Members in a manner which takes into account the differences between the adjusted basis for federal income tax purposes to the Company of its interest in such property and the fair market value of such interest at the time of its contribution or revaluation. The Company shall adopt the traditional method with curative allocations as specified in Section 1.704 -3(c) of the Treasury Regulations with respect to allocations governed by Section 704(c) of the Code or such other method selected by the Tax Matters Member; and

                    (ii)      If any Member receives an adjustment, allocation or distribution that causes such Member to have a deficit Capital Account balance as of the liquidation of such Member’s Units (taking into account all capital account adjustments for the Fiscal Year during which such liquidation occurs, other than those adjustment made as a result of this Section 9.2(f)(ii)), such Member shall be unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of such Fiscal Year (or, if later, within 90 days after the date of such liquidation), which amount shall, upon liquidation of the partnership, be paid to creditors of the partnership or distributed to other partners in accordance with their positive capital balances (in accordance with Article XII). This provision is intended and shall be interpreted to comply with the requirements of Section 1.704 -1(b)(2)(ii)(b)(3) of the Treasury Regulations.

                    (iii)      To the extent and in the manner provided in Section 1.704 -2(f) of the Treasury Regulations, if there is a net decrease in Company Minimum Gain during any Fiscal Year each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704 -2(g) of the Treasury Regulations. This Section 9.2(f)(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704 -2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

                    (iv)      To the extent and in the manner provided in Section 1.704 -2(i)(4) of the Treasury Regulations, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Liability during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Liability shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Liability, determined in accordance with Section 1.704 -2(i)(4) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Sections l.704-2(i)(4) and 1.704 -2(j)(2) of the Treasury Regulations. This Section 9.2(f)(iv) is intended to comply with the minimum gain chargeback requirement in Section 1.704 -2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

                    (v)      Nonrecourse Deductions for any Fiscal Year shall be specially allocated to Member A and Member B in accordance with the Members’ interest in Available Cash for such year.

                    (vi)      Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Liability to which such Nonrecourse Deductions are attributable in accordance with Section 1.704 -2(i)(1) of the Treasury Regulations.

                    (g)      All Renewable Energy Production Credits generated by the Company, together with any other Tax credits generated by the Company, shall be allocated in the same manner in which Net Profits and Net Losses for such Fiscal Year are allocated pursuant to this Article IX.

                    (h)      Notwithstanding anything in this Section 9.2 to the contrary, in any Fiscal Year, all items of gross income of the Company attributable to the receipt of REC Income by the Company shall be allocated, and all Available Cash which results from such REC Income in that Fiscal Year shall be distributed, (i) *** to Member A and *** to Member B, up to the amount of REC Income for such Fiscal Year identified on Schedule 8, and (ii) *** to Member A and *** to Member B with regard to any REC Income which exceeds the applicable scheduled amount as set forth on Schedule 8 for any Fiscal Year and with regard to any REC Income earned in a Fiscal Year for which no corresponding amount appears on Schedule 8.

                    (i)      Notwithstanding anything in this Section 9.2 to the contrary, the allocations made pursuant to this Article IX are intended to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. The parties hereto shall work together to amend this Agreement (including this Article IX and Article X), if necessary, to comply with this Section 9.1(h).

ARTICLE X.
APPLICATIONS AND DISTRIBUTIONS OF AVAILABLE CASH

                    Section 10.1      Applications and Distributions.

                    (a)      The Company will distribute Available Cash for each Fiscal Year (other than the Fiscal Year in which the Company liquidates) in accordance with Section 10.1(b) or (c), as applicable; provided that the Managers may reserve amounts for potential or pending litigation and other actual or potential liabilities in such amounts and for such period of time (not to exceed five (5) years from the final sale of Interests) as the Managers deem appropriate. Subject to this Section 10.1(a), the Company will make any such distributions to the Members in accordance with Section 10.1(b) or (c), as applicable. In applying the terms of Sections 10.1(b) and (c), (i) until a particular priority has been satisfied in full, no amounts will be distributable under any junior priority, (ii) the Members identified at each level of priority shall receive distributions at the same time without preference or priority of one Member over another until all Members at that level have received the full amount to which they are entitled and before any distributions are made or paid to any Members for amounts in a lower level of priority and (iii) all amounts distributable under a particular priority will be prorated among the Members in the manner specified within the priority, and the method of proration applied to each dollar distributable in that priority will be the same until that priority is satisfied in full.

                    (b)      Except as otherwise provided in Section 9.2(h), Available Cash with respect to any Fiscal Quarter during the Class B Initial Distribution Period will be distributed on each Distribution Date in accordance with the following order of priorities:

                    (i)      First, in the event that as of any Distribution Date there is a Class A Distribution Deficiency greater than ***, *** to Member A until the Class A Distribution Deficiency is *** or less;

                    (ii)      Second, *** to Member B until Member B has received the Class B Initial Distribution Amount with respect to such Fiscal Year (in the event that

Available Cash with respect to any such Fiscal Year is less than the Class B Initial Distribution Amount with respect to such year, Member B shall not be entitled to any such shortfall in subsequent Fiscal Years); and

                    (iii) Third, *** to Member A.

                    (c)      Except as otherwise provided in Section 9.2(h), Available Cash with respect to any Fiscal Quarter after the Class B Initial Distribution Period will be distributed on each Distribution Date in accordance with the following order of priorities:

                    (i)      First, in the event that as of any Distribution Date there is a Class A Distribution Deficiency greater than ***, all Available Cash will be distributed to Member A until the Class A Distribution Deficiency is *** or less.

                    (ii)      Second, *** to Member A and *** to Member B until the Class A Target Yield has been realized;

                    (iii)      Third, in all Fiscal Quarters prior to and including the last day of the Second Distribution Period, *** to Member A and *** to Member B; and

                    (iv)      Fourth, in any Fiscal Quarter after the Fiscal Year in which the first day of the Third Distribution Period occurs, *** to Member B and *** to Member A.

                    Section 10.2      Liquidation.

                    In the event of the sale or other disposition of all or substantially all the Company Property, the Company will be dissolved and the proceeds of the sale or disposition will be distributed to the Members in liquidation as provided in Article XII.

                    Section 10.3      Withholding Taxes.

                    The Managers may withhold or cause to be withheld from any Member’s distributions from the Company any amounts on account of taxes or similar charges, if any, as are required to be withheld by applicable law. Any amounts withheld by the Company pursuant to this Section 10.3, shall be timely remitted by the Company to the appropriate taxing authority. Any amounts withheld or offset by the Managers in accordance with this Section 10.3 will nevertheless, for purposes of this Agreement, be treated as if they had been distributed to the Member from which they are withheld.

ARTICLE XI.
DISSOLUTION

                    Section 11.1      Dissolution Events.

                    (a)      The Company shall dissolve and commence winding up upon the first to occur of the following: (i) after the written direction of the Managers, (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by such member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to this Agreement, or (ii) the resignation of such member and the admission of an additional member of the Company pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

                    (b)      Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

                    (c)      Notwithstanding anything herein to the contrary, the Company shall comply with any applicable requirements of the Act pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Upon the completion of the winding up, liquidation and distribution of the assets, the Company shall be terminated when the Certificate is cancelled in the manner required by the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

ARTICLE XII.
LIQUIDATION

                    Section 12.1      Responsibility for Winding Up.

                    Upon dissolution of the Company pursuant to Article XI, the Managers, or the authorized representative of the Managers, shall be responsible for overseeing the winding up and liquidation of the Company and shall take full account of the Company’s liabilities and assets.

                    Section 12.2      Distribution of Assets Upon Winding Up.

                    Upon the winding-up of the Company, the assets will be distributed as follows:

                    (a)      to the payment of expenses of the liquidation;

                    (b)      to the payment of debts and liabilities of the Company, including debts and liabilities owed to Members (other than liabilities for distributions to Members and former members under Section 18-601 or Section 18-604 of the Act) to the extent permitted by applicable law, in order of priority as provided by applicable law;

                    (c)      to the setting up of any reserves that the Managers or the liquidating trustee, as the case may be, determines are reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Company or the Members;

                    (d)      to the payment of debts and liabilities of the Company owed to Members to the extent not paid under Section 12.2(b); and

                    (e)      to the Members in accordance with their positive Capital Account balances after giving effect to the allocations provided in Article IX for such year.

ARTICLE XIII.
INDEMNIFICATION; EXCULPATION

                    Section 13.1      Indemnification of Members.

                    To the fullest extent not prohibited by law, the Company shall indemnify and hold harmless each Member from and against any and all losses, claims, demands, costs, damages, liabilities (joint and several), expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which a Member may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to any business of the Company transacted or occurring while a Member was a Member, regardless of whether the Member continues to be a Member of the Company at the time any such liability or expense is paid or incurred, unless such act or failure to act was the result of willful misfeasance, gross negligence or fraud of such Member.

                    Section 13.2      Indemnification of Managers, Officers, Employees and Agents.

                    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was serving as a Manager, officer, employee or agent of the Company or, at the request of the Company, another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such a proceeding is alleged action in an official capacity as a Manager, officer, employee or agent or in any other capacity while serving as a Manager, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, unless such act or failure to act was the result of willful misfeasance, gross negligence or fraud of such indemnitee.

                    Section 13.3      Exculpation.

                    (a)      No Member, Manager or officer shall be liable to the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Manager or officer in good faith on behalf of the Company.

                    (b)      No Member, Manager or officer shall be liable to the Members or to the Company for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from the willful misfeasance, gross negligence or the fraud of such Person.

                    (c)      Each Member, Manager and officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Member or Manager reasonably believes are within such Person’s professional or expert competence.

                    (d)      Each Manager may consult with counsel and accountants in respect of the affairs of the Company at the Company’s sole expense and shall be fully protected and justified in any action or inaction which is taken in good faith in accordance with the advice or opinion of such counsel or accountants.

                    (e)      Notwithstanding the foregoing, the provisions of this Section 13.3 shall not be construed so as to relieve (or attempt to relieve) a Member, Manager or officer of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under Applicable Law, but shall be construed so as to effectuate the provisions of this Section 13.3 to the fullest extent permitted by law.

ARTICLE XIV.
MISCELLANEOUS

                    Section 14.1      Governing Law.

                    The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights, obligations and duties of the Members and Managers hereunder, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                    Section 14.2      Binding Effect; Entire Agreement.

                    Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective legal representatives, successors, transferees, and assigns. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

                    Section 14.3      Creditor’s Interest in the Company.

                    No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor.

                    Section 14.4      Headings.

                    Article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

                    Section 14.5      Amendments.

                    This Agreement may only be amended with the written consent of the Members.

                    Section 14.6      Severability.

                    Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

                    Section 14.7      Incorporation by Reference.

                    Every schedule, exhibit or other appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference.

                    Section 14.8      Variation of Pronouns.

                    All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

                    Section 14.9      No Third-Party Beneficiaries.

                    No term or provision of this Agreement is intended to or shall be for the benefit of any Person, firm, corporation or other entity not a party hereto, and no such other Person, firm, corporation or other entity shall have any right or cause of action hereunder.

                    Section 14.10      Counterpart Execution; Facsimile Signatures.

                    This Agreement may be executed in any number of counterparts pursuant to original or facsimile copies of signatures with the same effect as if the relevant party had signed the same document pursuant to original signatures. All counterparts shall be construed together and shall constitute one agreement.

                    Section 14.11      Confidentiality and Disclosure.

                    (a)      Each Party agrees (on behalf of itself and each of its Affiliates, members, directors, officers, employees and representatives) that, except as may otherwise be agreed by the

Party disclosing Confidential Information, the Party receiving Confidential Information will hold in complete confidence, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound practices, and not disclose it to any other Person; provided, that the receiving Party may disclose Confidential Information:

                    (i)      to those of its and its Affiliates’ officers, directors, employees, counsel, auditors, accountants, examiners, consultants, advisors and sources of financing (collectively, the “Representatives”) who need to know such Confidential Information for the purpose of discussing, advising with respect to or evaluating the Project or the Company or an investment in the Project or the Company (it being understood and agreed that the receiving Party shall have advised such persons of their obligations concerning the confidentiality of all client affairs and information and shall instruct such persons to maintain the confidentiality of such Confidential Information);

                    (ii)      as may be required by a rule or other requirement of a securities regulator, a stock exchange or a self-regulatory organization;

                    (iii)      in or pursuant to any offering statement or similar document provided to purchasers or potential purchasers of any direct or indirect ownership interests in the Company;

                    (iv)      in an action or proceeding brought in pursuit of its rights or in the exercise of its remedies under this Agreement or any other Project Document;

                    (v)      to any rating agency or potential lender to the Company or the Party;

                    (vi)      to any potential purchaser of output of the Project or the output of Phase II or other geothermal projects in which Member B is a participant, provided that any such potential purchaser has agreed to confidentiality undertakings with respect thereto under a confidentiality agreement that is at least as restrictive as this agreement in all applicable respects;

                    (vii)      to any provider or potential provider of hedging or risk management in connection with any transaction related to the transactions contemplated by the Project Documents; and

                    (viii)      as requested or required in connection with a judicial, administrative or regulatory proceeding in which a Party or a partner, officer, member, director, employee or Affiliate thereof is involved, pursuant to a court order or subpoena or regulatory or government inquiry or demand or as otherwise by law or regulation.

In the event that the receiving Party receives a request to disclose any Confidential Information under clause (viii) in the prior sentence, it will (a) promptly notify the disclosing Party thereof (to the extent permitted by law or regulation and reasonably practicable) so that the disclosing Party may seek a protective order or otherwise seek to resist or narrow such request and (b) if the receiving Party is nonetheless required to make such disclosure or if it is advised by its counsel that such disclosure is necessary, it will take reasonable steps, at disclosing Party’s request and expense, to attempt to obtain or help the disclosing Party obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information.

                    (b)      Each Member agrees to consult with the other Members before issuing any press release or otherwise making any public or press statement with respect to this Agreement and the transactions contemplated hereby and the Project and, except as may be necessary for such Member or any of its Affiliates to comply with the requirements of Applicable Law or of any stock exchange or self-regulatory organization, agrees not to issue any such press release or make any such public or press statement without the prior written approval of the other Members, which shall not be unreasonably withheld; provided, that written approval shall be deemed to be given by any Member that fails to respond within five days of receiving the notice of intention from a Member to issue a press release or make any public or press statement with respect to this Agreement and the transactions contemplated hereby and the Project.

                    (c)      Notwithstanding anything herein to the contrary, any Member (and any owner, member, partner, director, officer, employee, agent, representative, adviser of any Member, and any Affiliate of the foregoing) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the Project and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, that any such information relating to the Federal income tax treatment or tax structure shall remain subject to the provisions of this Section 14.11 (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any Person to comply with applicable securities laws. For this purpose, “tax treatment” means Federal income tax treatment and “tax structure” is limited to any facts relevant to the Federal income tax treatment of the transactions.

                    (d)      Notwithstanding any of the foregoing in this Section 14.11, in connection with any offering of securities by Member B or an affiliate (the “Issuer”), in which Member A or an affiliate (the “GS Entity”) is involved as underwriter, dealer, agent or other similar participant, nothing in this agreement shall (i) prevent either the Issuer or the GS Entity from complying with all applicable disclosure laws, regulations and principles in connection with such offering or sale of securities, (ii) restrict the ability of the GS Entity to consider information for due diligence purposes or to share information with other underwriters participating in such offering or sale of securities, (iii) prevent the GS Entity from retaining documents or other information in connection with due diligence or (iv) prevent the GS Entity from using any such documents or other information in investigating or defending itself against claims made or threatened by purchasers, regulatory authorities or others in connection with such an offering or sale of securities.

                    Section 14.12      Amendment and Restatement.

                    This Agreement is an amendment and restatement, in its entirety, of the Original Operating Agreement, and from and after the Effective Date as of the Effective Time the Original Operating Agreement shall be without further force or effect.

                    Section 14.13      Notices.

                    Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and delivered (a) in person, (b) by registered or certified mail with postage prepaid and return receipt requested or (c) by recognized overnight courier service with charges prepaid, directed to the intended recipient at the address of such Member, as set forth on Schedule 1 hereto or at such other address as any Member hereafter may designate by giving Notice to the Members and the Managers in accordance with this Section 14.13. A Notice or other communication will be deemed delivered on the earliest to occur of (i) its actual receipt when delivered in person, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid, and return receipt requested or (iii) the second Business Day following its deposit with a recognized overnight courier service.

                    Section 14.14      Conference Telephone Meetings.

                    Meetings of the Members or the Managers may be held by means of conference telephone or similar communications equipment so long as all Persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone shall constitute presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

[SIGNATURE PAGES FOLLOW]

                    IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Operating Agreement of Raft River Energy I LLC as of August 9, 2006.

MEMBER A:

RAFT RIVER I HOLDINGS, LLC

By:	/s/ Joseph Slamm
Name: Joseph Slamm
Title: Vice President

MEMBER B:

U.S. GEOTHERMAL INC.

By:	/s/ Kerry Hawkley
Name: Kerry Hawkley
Title: CFO

COMPANY:

RAFT RIVER ENERGY I LLC

By:	/s/ Daniel Kunz
Name: Daniel Kunz
Title: President

Schedule 1
Members, Membership Interests and Information for Purposes of Providing Notice

Percentage of
Class Outstanding
Member	Membership Interest		Notice Details

A	500 Class A Units	100% of	Raft River I Holdings, LLC
		Class A Units	c/o The Goldman Sachs Group
		Outstanding	85 Broad Street
New York, New York 10004
Attention: Charles Cognata

Tel. No.: (212) 902-1000

B	500 Class B Units	100% of	U.S. Geothermal Inc.
		Class B Units	1509 Tyrell Lane Suite B
		Outstanding	Boise, Idaho 83706
Attention: President

Tel. No.: (208) 424-1027
Fax No.: (208) 424-1030

Schedule 2
List of Approved Affiliate Transactions and Agreements

1.

Any agreement to which an Affiliate of a Member is a party that is specifically listed in the definition of “Project Documents” (without regard to the reference to “other contracts to which the Company is or becomes party”).

2.	Any agreement to which an Affiliate of a Member is a party that is specifically contemplated in the Transfer Plan.

Schedule 3
Initial List of Managers of the Company

ELECTED BY HOLDERS OF THE CLASS A UNITS
Milton Millman
Barry Sklar
Andrew B. Fontein

ELECTED BY HOLDERS OF THE CLASS B UNITS
Daniel Kunz

Schedule 4
Projected Distributable Free Cash

Quarter Ending	Projected Distributable Free Cash ($)
August 31, 2006	***
November 30, 2006	***
February 28, 2007	***
May 31, 2007	***
August 31, 2007	***
November 30, 2007	***
February 29, 2008	***
May 31, 2008	***
August 31, 2008	***
November 30, 2008	***
February 28, 2009	***
May 31, 2009	***
August 31, 2009	***
November 30, 2009	***
February 28, 2010	***
May 31, 2010	***
August 31, 2010	***
November 30, 2010	***
February 28, 2011	***
May 31, 2011	***
August 31, 2011	***
November 30, 2011	***
February 29, 2012	***
May 31, 2012	***
August 31, 2012	***
November 30, 2012	***
February 28, 2013	***
May 31, 2013	***
August 31, 2013	***
November 30, 2013	***
February 28, 2014	***
May 31, 2014	***
August 31, 2014	***
November 30, 2014	***
February 28, 2015	***
May 31, 2015	***
August 31, 2015	***
November 30, 2015	***
February 29, 2016	***
May 31, 2016	***

Quarter Ending	Projected Distributable Free Cash ($)
August 31, 2016	***
November 30, 2016	***
February 28, 2017	***
May 31, 2017	***
August 31, 2017	***
November 30, 2017	***
February 28, 2018	***
May 31, 2018	***
August 31, 2018	***
November 30, 2018	***
February 28, 2019	***
May 31, 2019	***
August 31, 2019	***
November 30, 2019	***
February 29, 2020	***
May 31, 2020	***
August 31, 2020	***
November 30, 2020	***
February 28, 2021	***
May 31, 2021	***
August 31, 2021	***
November 30, 2021	***
February 28, 2022	***
May 31, 2022	***
August 31, 2022	***
November 30, 2022	***
February 28, 2023	***
May 31, 2023	***
August 31, 2023	***
November 30, 2023	***
February 29, 2024	***
May 31, 2024	***
August 31, 2024	***
November 30, 2024	***
February 28, 2025	***
May 31, 2025	***
August 31, 2025	***
November 30, 2025	***
February 28, 2026	***
May 31, 2026	***
August 31, 2026	***
November 30, 2026	***
February 28, 2027	***
May 31, 2027	***
August 31, 2027	***

Quarter Ending	Projected Distributable Free Cash ($)
November 30, 2027	***

Schedule 5
Member A Capital Contributions

Date to be Made	Amount of Capital Contribution ($)
October 2, 2006	10,170,000
January 2, 2007	5,908,000
April 2, 2007	7,535,000
July 2, 2007	3,613,000
October 1, 2007	6,944,000

Schedule 6
Conditions Precedent to Funding

          The following conditions precedent shall have been satisfied, or waived by Member A, before Member A is required to make any Capital Contribution contemplated by Section 8.2 of the Amended and Restated Operating Agreement.

3.	There is not in effect any order or law prohibiting, restraining or making illegal the Capital Contributions.

4.	The following actions shall have taken place:

a     . The assets identified in the Transfer Plan shall have been contributed to the Company;

b.      All consents of third parties set forth in the Transfer Plan shall have been received, and shall be in form and substance reasonably satisfactory to Member A;

c.      The leases between the Company and U.S. Geothermal Inc. with respect to (i) water rights and (ii) geothermal rights, in each case at the Site, shall have been authorized, executed and delivered by the parties thereto in form and substance reasonably satisfactory to Member A, and shall have been recorded in the real property records in Cassia County, Idaho, or in such other jurisdiction as may be required by the laws of the State of Idaho in order to provide the Company with a proper recording of its leasehold interest;

d.      U.S. Geothermal Inc. shall have pledged all of its rights and interests under the leases between the Company and U.S. Geothermal Inc. with respect to (i) water rights and (ii) geothermal rights, in each case at the Site, to the Company in support of the Guaranty, dated as of August 9, 2006, by U.S. Geothermal Inc. of the Operator’s obligations under the O&M Agreement in favor of the Company (the “Guaranty”);

e.      A “back-to-back” agreement with respect to the Drilling Contract shall have been entered into by and between U.S. Geothermal Inc. and the Company in form and substance reasonably satisfactory to Member A; and

f.      Member B shall have delivered to Member A the final Pro Forma Policy of Title Insurance issued by Commonwealth Land Title Insurance Company, which shall be in form and substance reasonably satisfactory to Member A.

5.

The well improvement work described in the Drilling Bid Proposal and Daywork Drilling Contract between U.S. Geothermal Inc. and Union Drilling, Inc. dated May 25, 2006 (the “Drilling Program”) shall have been completed and GeothermEx, Inc. shall have certified to the Company that the production and injection capacity resulting from completion of the Drilling Program is sufficient to run the Facility at a minimum of 10 MW net output.

6.

The Operator shall not have defaulted in any material obligation under the O&M Agreement, and U.S. Geothermal Inc. shall not have defaulted in any obligation under the Guaranty, and in each case, any such default shall be continuing.

7.	The principal amount of loans outstanding under the Revolver Agreement shall not be in excess of $15 million.

8.	Member A shall have received the executed opinion of its tax counsel in form and substance satisfactory to Member A.

9.

Member A shall have received the executed opinions of Stoel Rives covering such matters as Member A may reasonably request, and Member B shall have received the executed opinions of Sullivan & Cromwell LLP covering such matters as Member B may reasonably request, each dated on the first date on which Member A is required to make a Capital Contribution under Section 8.2 and in form and substance satisfactory to the receiving Party.

Schedule 7 Transfer Plan

Transfers From US Geothermal Inc to Raft River Energy I LLC

TRANSFER REQUIRED
Recording
Geothermal Leases	Dated	Consent	Party	Notes	Required
Stewart	12/1/04	none	Reid S and Ruth O Stewart
Crank	6/28/03	none	Janice Crank and the children of Paul Crank		Yes
Newbold	3/1/04	none	Jay Newbold		Yes
Doman	6/23/05	none	Dale and Rhonda B Doman		Yes
Glover	1/25/06	none	Phil Glover		Yes

Contracts
Power Purchase	12/29/04	yes	Idaho Power Company	Reasonable
Agreement
Power Plant Supply EPC	12/5/05	yes	Ormat Nevada	Reasonable
12 MW Power	6/24/05	notice	Bonneville Power Administration	30 to 60 days
Transmission Agreement
Drilling Contract	5/25/06	yes	Union Drilling	Reasonable
Permits
Geothermal Resource
Permits
43-GR-19 (RRGE-1)	4/21/05	none	Idaho Department of Water Resources
43-GR-20 (RRGE-2)	4/21/05	none	Idaho Department of Water Resources
43-GR-21 (RRGE-3)	4/21/05	none	Idaho Department of Water Resources
43-GR-22 (RRGE-4)	4/21/05	none	Idaho Department of Water Resources
43-GR-23 (RRGE-5)	4/21/05	none	Idaho Department of Water Resources
43-GR-24 (RRGE-6)	4/21/05	none	Idaho Department of Water Resources
43-GR-25 (RRGE-7)	4/21/05	none	Idaho Department of Water Resources
MW-1	4/21/05	none	Idaho Department of Water Resources
MW-2	4/21/05	none	Idaho Department of Water Resources
MW-3	4/21/05	none	Idaho Department of Water Resources
MW-4	4/21/05	none	Idaho Department of Water Resources
MW-5	4/21/05	none	Idaho Department of Water Resources
MW-6	4/21/05	none	Idaho Department of Water Resources
MW-7	4/21/05	none	Idaho Department of Water Resources
Injection Well Permits
43-W001001	6/3/05	none	Idaho Department of Water Resources
43-W001002	6/3/05	none	Idaho Department of Water Resources
Conditional Use Permit	4/21/05	none	Cassia County
Capital Transfers
2005 Capital Investment	$ 882,803	none	Engineering, Reports, Studies, Design
Items
14 wells	$ 480,911	none	Book Value
$ 1,363,714
NO TRANSFER REQUIRED
TO BE SIGNED BY RAFT RIVER ENERGY I LLC
Transmission	3/9/06	none	Raft River Rural Electric Coop
Interconnect Services
Pipeline Crossing	6/1/06	none	Raft River Highway District
Easement
Pipeline Construction and	5/22/06	none	Industrial Builders
Installation
Transmission Line	Pending	none	Raft River Rural Electric Coop
Construction Contract
Well Distribution Line	5/16/06	none	Raft River Rural Electric Coop
Contract
Well Distribution Line	Pending	none	Raft River Rural Electric Coop
O&M Contract
Drilling Services Contract	7/17/06	none	Weatherford Services
Drilling Equipment and	7/26/06	none	Baker Hughes/Baker Petrolite

Supply
PERMITS HELD BY Raft River Energy I LLC
Idaho Air Quality Permit	5/26/06	none	Idaho Dept of Environmental Quality
to Construct
Authorization to reuse	Pending	none	Idaho Dept of Environmental Quality
Cooling Water
Cassia County Building	Pending		Cassia County
permit
AGREEMENT TO BE COMPLETED
Non Exclusive Surface Easment
US Geothermal Inc	Pending	none	US Geothermal Inc	Yes
Water Rights Lease
US Geothermal Inc	Pending	none	US Geothermal Inc	Yes
Geothermal Lease
US Geothermal Inc	Pending	none	US Geothermal Inc	Yes

Schedule 8
Scheduled REC Income Amounts

Fiscal Year	$/MWh
2008	***
2009	***
2010	***
2011	***
2012	***
2013	***
2014	***
2015	***
2016	***
2017	***

Exhibit A Map of Site

15
14
13
18
17
GN
1°38'
VALLEY
RIVER
River
Hawkins Road
Narrows Rd
Raft
RAFT
Clear
Cre
T 15 S
22
23
24
19
20
27
26
25
30
29
34
35
36
31
32
R 26 E
R 27 E
RRG-1
RRG-2
RRG-3
RRG-4
RRG-5
RRG-6
RRG-7
Power Plant Site - Unit 1
IDAHO
SITE
LEGEND
Property Status
U.S. Geothermal Property (Surf & Geo)
Crank Lease (Geo)
U.S. Geothermal Property (Surf) Crank Lease (Geo)
U.S. Geothermal Property (Surf) Jensen Investments Lease (Geo)
Jensen Investments Lease (Geo)
Newbold Lease (Geo + Surf)
Stewart Lease (Geo + Surf)
Doman Lease (Geo + Surf)
Stewart Lease (Surf) Jensen Investments Lease (Geo)
Glover Lease (Geo)
Phase 1 Unit (Royalty) Boundary
Phase 1 Property Boundary
GeoFluid Pipeline
Injection Pipeline
Geothermal well
Stream
Intermittent stream
Main road
Secondary road
Boise Meridian, Cassia County, Idaho
HIGHLY CONFIDENTIAL
Phase 1 Unit & Property Boundaries
RAFT RIVER ENERGY I LLC -- PROJECT LANDS